Exhibit 10.46

                              EMPLOYMENT AGREEMENT

                                       OF

                                 PETER J. NORTON

            EMPLOYMENT AGREEMENT made as of the lst day of July, 1994 (hereinafter referred to as the "Effective Date"), by ARISTA INSURANCE COMPANY, a New York corporation (hereinafter referred to as "Corporation") and PETER J. NORTON (hereinafter referred to as "Employee").

            WHEREAS, the Employee desires to be employed by the Corporation as Vice President upon the terms and conditions hereinafter set forth and the Corporation desires that the Employee be so employed.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, agree as follows:

            1. Term of Employment. The Corporation hereby agrees to employ the Employee as Vice President, and the Employee hereby agrees to serve the Corporation in such capacity for the period commencing as of the Effective Date and ending on the fifth (5th) anniversary of such date (hereinafter referred to as the "Employment Period"), unless sooner terminated as hereinafter provided.

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            2. Scope of Duties. The Employee shall serve as Vice President of the Corporation and shall assist, to the best of his ability, in the operation of the Corporation, which shall include, but shall not be limited to, the sale, promotion and development of the products and business of the Corporation. The Employee shall have the powers and duties commonly ascribed to an executive officer of a corporation. The Employee shall report to and shall be responsible to the President of the Corporation.

            3. Time To Be Devoted to Employment. The Employee, except during vacation periods or absences due to temporary illness, shall devote substantially all of his business time, attention and energies to his duties and responsibilities hereunder and, except for business trips which shall be necessary or desirable in connection with the Corporation's business, shall render such services at the principal office of the Corporation. Nothing herein contained shall prevent or be construed as preventing the Employee from holding or purchasing up to five (5%) percent of any class of stock or securities of any corporation which is listed on a national securities exchange or is regularly traded in the over-the-counter market, or from holding or making other investments in or from participating in any other business venture, so long as no such investment or participation in such business venture shall involve any requirement that the Employee devote substantial time during normal business hours thereto and, so long as such investment or the Employee's participation in such business venture does not involve any conflict with his duties or obligations to the Corporation as provided in this Employment Agreement.


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

            4. Direct Compensation.

                  (a) In consideration for services to be rendered by the Employee hereunder during the Employment Period:

                        (i) The Employee shall receive a salary at the rate of
                  One Hundred and Twenty-Five Thousand ($125,000) Dollars per annum for the entire Employment Period, which salary shall be subject to all applicable federal, state and other tax withholdings. Such salary shall be paid to the Employee in twenty-six (26) equal bi-weekly installments, payable in arrears or on such other basis as other employees of the Corporation generally are paid; and

                        (ii) With respect to each fiscal year of the Corporation
                  ending during the Employment Period, and during which the Employee is an employee of the Corporation at the end of any such fiscal year, the Corpora tion may, but shall not be obligated to, pay to the Employee as additional compensation such bonus as may be determined by the Board of Directors of the Corporation.

                  (b) In the event this Agreement shall terminate in the manner contemplated in subparagraph 10(b)(iv), the Corporation shall have the option, exercisable on sixty (60) days prior written notice, to advise the Employee that the Corporation has elected to cause the Employee not to engage in any activity described in sub-paragraph 10(a)(i) and 10(a)(ii) for a period of one year following the date of such termination in consideration of the payment by the Corporation of the sum of $75,000 to the Employee, which payment shall be paid to the Employee in twelve (12) equal monthly installments, payable on the first day of the month, commencing in the month subsequent to the month in which the Employment Period terminates. In the event the Corporation fails to send to the Employee such written notice, such failure shall be deemed to be an election by the Corporation not to require the Employee to forebear from engaging in any of the activities described in subparagraph 10(a)(i) and 10(a)(ii) from and after the date of such termination.


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

            5. Fringe Benefits. The Employee shall be entitled to participate in any and all fringe benefits and/or plans generally afforded to the other executives of the Corporation (to the extent the Employee otherwise qualifies therefor under the specific terms and conditions of each such benefit or plan) including, without limitation, group disability insurance, life insurance, medical insurance and pension plans which are, or which may become available generally to executive officers of the Corporation. The Employee shall be entitled to three (3) weeks vacation during each of the first and second 12 month periods and to four weeks (4) vacation during each of the third, fourth and fifth 12 month periods falling within the Employment Period, to be taken at such time or times as the reasonable needs of the Corporation's business shall allow.

            6. Reimbursement of Expenses.

                  (a) The Corporation shall reimburse the Employee for all reasonable expenses incurred in connection with the promotion of the business of the Corporation, including expenses for travel, entertainment and similar expenses incurred by the Employee on the Corporation's behalf. No such reimbursement shall be made except upon the presentation by the Employee of an itemized account of those of such expenses or other evidence thereof for which reimbursement then is being sought, all in form reasonably satisfactory to the Corporation.

                  (b) The Corporation also shall reimburse the Employee in the sum of Six Thousand ($6,000) Dollars per annum for automobile expenses incurred by the Employee in


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

connection with the business of the Corporation, payable in twelve (12) equal monthly installments payable on the first (1st) day of each month falling within the Employment Period.

                  (c) The Corporation shall provide a Three Thousand Six Hundred ($3,600) Dollar nonallocated expense allowance for expenses incurred by the Employee in carrying on the business of the Corporation for each twelve month period falling within the Employment Period, payable in twelve (12) equal monthly installments on the first (1st) day of each month falling within the Employment Period.

            7. Termination of Employment.

                  During the Employment Period, the Employee's employment may be terminated by the Board of Directors of the Corporation on the occurrence of any one or more of the following events:

                  (a) the death of the Employee; or

                  (b) the failure by the Employee substantially to perform his duties and responsibilities hereunder owing to physical or mental incapacity (hereinafter referred to as a "disability"), which disability shall continue for more than twelve (12) consecutive months; or

                  (c) for "Cause", which shall mean (i) the willful failure by the Employee substantially to perform his duties hereunder, for reasons other than death or disability; (ii) the willful engaging by the Employee in misconduct materially injurious to the Corporation; or (iii) the commission by the Employee of an act constituting common law fraud or a felony against the Corporation; or


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

                  (d) upon sixty (60) days prior written notice provided that such notice shall be accompanied by a certified or cashier's check in an amount calculated as follows:

                        (i) if such notice is sent at any time prior to the end
                  of the first year of the Employment Term, such check shall be in the amount of $125,000;

                        (ii) if such notice is sent at any time after the end of
                  the first year of the Employment Term, but prior to the end of the third year thereof, such check shall be in the amount of $100,000; or

                        (iii) if such notice is sent at any time after the end
                  of the third year of the Employment Term but prior to the end of the fifth year thereof, such check shall be in the amount of $75,000.

            8. Indemnity. The Corporation, to the extent it may provide indemnification to an officer under applicable law, shall indemnify the Employee and hold him harmless from any and all liability arising out of any act or failure to act undertaken by him in good faith while performing services for the Corporation, and may obtain coverage for him under any insurance policy now in force or hereafter obtained during the Employment Period covering officers and directors of the Corporation against claims made against them or any of them for any act or failure to act in such capacities. The Corporation, to the extent permitted under applicable law, shall pay all expenses as incurred, including reasonable attorneys' fees actually or necessarily incurred by the Employee in connection with the defense of any action, suit or proceeding arising out of any such claim and in connection with any appeal arising therefrom.

            9. Disclosure of Information. All memoranda, notes, records or other documents made or compiled by the Employee or made available to him during the term of this


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

employment concerning the business of the Corporation shall be the Corporation's property and shall be delivered to the Corporation by the Employee on the termination of his employment. The Employee shall not use for himself or others or divulge to others, any proprietary or confidential information of the Corporation obtained by him as a result of his employment unless authorized by the Corporation. For purposes of this Section 9, the term "proprietary or confidential information" shall mean all information which is known only to the Employee or to the Employee and employees, former employees, consultants or others in a confidential relationship with the Corporation which relates to specific matters such as trade secrets, customers, potential customers, vendor lists, pricing and credit techniques, research and development activities, books and records and commission schedules, as they may exist from time to time, which the Employee may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of the Corporation or which he may acquire or may have acquired knowledge of during the performance of such work, and which is not known to others, or is not readily available to others from sources other than the Employee, or is not in the public domain. In the event of a breach or a threatened breach by the employee of the provisions of this Section 9, the Corporation shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the aforementioned proprietary or confidential information of the Corporation, or from rendering any services to any person, firm, corporation, association or other entity to whom or to which such proprietary or confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to the


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

Corporation for such breach or threatened breach, including the recovery of damages from the Employee.

            10. Restrictive Covenants.

                  (a) The Employee hereby acknowledges and recognizes the highly competitive nature of the Corporation's business and, accordingly, agrees that, in consideration of the premises contained herein, he will not during the Employment Period and thereafter until the Designated Date (as hereinafter defined): (i) directly or indirectly engage in any Competitive Activity (as hereinafter defined), whether such engagement shall be as an officer, director, employee, consultant, agent, lender, stockholder, or other participant; or (ii) assist others in engaging in Competitive Activity. As used herein, the term "Competitive Activity" shall mean and include the development and marketing of and all activity involving the sale of statutory disability benefits insurance or any other insurance product then offered and written by the Corporation or by any other subsidiary of Arista Investors Corp. which is licensed to sell insurance in the State of New York during the calendar year immediately preceding the termination of Employee's employment hereunder.

                  (b) As used in this Section 10, the "Designated Date" shall mean any of the following dates:

                        (i) in the event the Employee willfully terminates his
            employment with the Corporation in violation of this Employment Agreement prior to the expiration of the Employment Period, the term "Designated Date" shall mean the first anniversary of the date of such termination;

                        (ii) in the event the Corporation terminates the
            employment of the Employee under this Employment Agreement for Cause, the term "Designated Date" shall mean the first anniversary of the date of such termination; or


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

                        (iii) subject to the provisions of subparagraph 7(d)
            hereof, in the event the Corporation terminates the employment of the Employee without cause, the term "Designated Date" shall mean the first anniversary of the date of such termination; or

                        (iv) subject to the provisions of subparagraph 4(b)
            hereof, in the event this Agreement terminates at the end of the full term of the Employment Period, the term "Designated Date" shall mean the date of such termination or the first anniversary of the date of such termination, as the case may be.

            It is the desire and intent of the parties that the provisions of this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Section 10 shall be adjudicated to be invalid or unenforceable in any such jurisdiction, such provision of this
Section 10 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision of this Section 10 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 10 is adjudicated to be too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law and the Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

            (c) In the event of a breach or threatened breach by the Employee of the provisions of this Section 10, the Corporation shall be entitled to an injunction restraining him from such breach. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available for such breach or threatened breach or any other breach of this Employment Agreement.


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

            11. Key-Man Insurance. The Employee shall cooperate with the Corporation by completing all necessary applications and take all required physical examinations to enable the Corporation to obtain and maintain key-man life insurance on the life of the Employee in whatever amount the Corporation determines.

            12. Other Agreements. The Employee hereby warrants and represents that the Employee hereby warrants and represents that he has the right and the authority to enter into this Agreement and that he is not subject to any agreement which would violate, or be violated by, this Agreement. The Employee further warrants and represents that he is not a party to any other written agreement of employment.

            13. Notices. Any notices required or permitted to be given under the provisions of this Employment Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid to the following persons at the following addresses, or to such other person at such other address as any party may request by notice in writing to the other party to this Agreement:

            To Employee:      Peter J. Norton
                              4 Wyoming Street
                              Old Westfield, NY 11784



            To Corporation:   Arista Insurance Company
                              116 John Street
                              New York, N.Y. 10038
                              Attn.: Louis H. Saltzman
                                     Secretary


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

            Copy to:          Howard E. Chase, Esq.
                              Morrison Cohen Singer & Weinstein
                              750 Lexington Avenue
                              New York, N.Y. 10022

            14. Construction. This Employment Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York for contracts entered into and to be performed in New York.

            15. Successors and Assigns. This Employment Agreement shall be binding on the successors and assigns of the Corporation and shall inure to the benefit and be enforceable by and against its successors and assigns. This Employment Agreement is personal in nature and may not be assigned or transferred by the Employee without the prior written consent of the Corporation.

            16. Entire Agreement. This instrument contains the entire understanding and agreement between the parties relating to the subject matter hereof, and neither this Employment Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.

            17. Counterparts. This Employment Agreement may be executed simulta neously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.


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

            18. Illegality. In case any one or more of the provisions of this Employment Agreement shall be invalid, illegal or unenforceable in any respect, the validity, the legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            19. Captions. The captions of the sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Employment Agreement.

            IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement the day and year first above written.

ATTEST:                             ARISTA INSURANCE COMPANY

Susan Hall                          By: Stanley S. Mandel
---------------------                   ----------------------------
(Assistant) Secretary                   Stanley S. Mandel, President

[CORPORATE SEAL]

Maddy Toback                            Peter J. Norton
---------------------               --------------------------------
Witness                                 Peter J. Norton


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

                         EMPLOYMENT AGREEMENT ASSIGNMENT

            EMPLOYMENT AGREEMENT ASSIGNMENT, dated as of February 1, 1999 by ARISTA INSURANCE COMPANY, a New York corporation (the "Assignor"), in favor of ARISTA INVESTORS CORP., a Delaware corporation (the "Assignee").

            WHEREBY, Assignor is a wholly-owned subsidiary of Assignee.

            WHEREBY, Assignor and Mr. Peter J. Norton are parties to that certain Employment Agreement, dated as of July 1, 1994 (the "Employment Contract"), whereby Mr. Norton is employed by Assignor as Vice President (the "Employee").

            WHEREBY, Assignee intends to sell substantially all of its assets to The Guardian Life Insurance Company of America ("The Guardian") pursuant to a Assumption Reinsurance Agreement (the "Assumption Reinsurance Agreement") by and among Assignee, Assignor and The Guardian (the "Transaction").

            NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in the Assumption Reinsurance Agreement, the undersigned hereby agree as follows:

            1. Assignor and Employee hereby transfer, convey, assign, release, set over and deliver to Assignee, to and for the benefit of Assignee and its successors and assigns, effective as of the date of this Assignment, all of Assignor's and Employee's respective rights and interest in and to the Employment Contract, a copy of which is attached hereto as Exhibit A, and all rights attendant thereto (the "Assignment").

            2. The Assignment shall be effective on the closing date of the Transaction.

            3. At the further request of Assignee, Assignor and Employee shall cooperate with and execute all further documentation prepared by Assignee to evidence the Assignment.

            4. This Assignment shall be governed in all respects, including validity, interpretations and effect, by the laws of the State of New York.

            5. This Assignment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the undersigned have each caused this Assignment to be executed by its duly authorized representative, effective as of the date first written above.

                                          ARISTA INSURANCE COMPANY

                                          By: Stanley M. Mandel
                                              ---------------------
                                              Stanley S. Mandel
                                              President

                                          Peter J. Norton
                                          -------------------------
                                          Peter J. Norton

Accepted and Agreed to:

ARISTA INVESTORS CORP.

By: Bernard Kooper
    -------------------
    Bernard Kooper
    Chairman of Board


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